As filed with the Securities and Exchange Commission on April 1, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BROADPOINT SECURITIES GROUP, INC.
(Exact name of Registrant as specified in its charter)

New York	22-2655804
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
One Penn Plaza
New York, New York 10119
(212) 273-7100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Lee Fensterstock
Chairman and Chief Executive Officer
Broadpoint Securities Group, Inc.
One Penn Plaza
New York, New York 10119
(212) 273-7100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies To:
Donald J. Murray, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000
     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Share(1)	Offering Price(1)	Fee
Common Stock, $.01 par value	7,058,824 shares	$1.75	$12,352,942	$486

(1)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low sales prices as reported on The Nasdaq Global Market on March 27, 2008 of $1.80 and $1.70, respectively.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 1, 2008
Broadpoint Securities Group, Inc.

7,058,824 Shares of Common Stock
     This prospectus relates to the public offering, from time to time, of up to an aggregate of 7,058,824 shares of common stock, par value $.01 per share, of Broadpoint Securities Group, Inc., by selling stockholders or their pledgees, transferees or other successors in interest. We will not receive any of the proceeds from the sale of these shares of common stock.
     Our common stock is traded on The Nasdaq Global Market under the symbol “BPSG.” On March 31, 2008 the closing price of our common stock was $1.84 per share.
     Investing in our common stock involves significant risks. See “Risk Factors” beginning on Page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2008

FORWARD-LOOKING STATEMENTS
     This prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, which we call the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we call the Exchange Act. These forward-looking statements are usually preceded by words such as “may,” “will”, “expect”, “anticipate”, “believe” , “estimate”, and “continue” or similar words. All statements other than historical information or current facts should be considered forward-looking statements. Forward-looking statements may contain projections regarding revenues, earnings, operations, and other financial projections, and may include statements of future performance, strategies and objectives. However, there may be events in the future, which we are not able to accurately predict or control, which may cause actual results to differ, possibly materially, from the expectations set forth in our forward-looking statements. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors. Such factors include, among others, market risk, credit risk and operating risk. These and other risks are described in greater detail in the documents incorporated by reference in this prospectus and the registration statement. We do not intend or assume any obligation to update any forward-looking statements we make.

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SUMMARY
          This summary highlights information about Broadpoint Securities Group, Inc. Because the following description is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus and the documents that we incorporate by reference herein. As used in this prospectus, references to “we,” “us,” “our,” “the Company” or “our Company” and similar terms mean Broadpoint Securities Group, Inc.
Broadpoint Securities Group, Inc.
          Broadpoint Securities Group, Inc., formerly First Albany Companies Inc., is an independent investment bank that serves the growing institutional market and corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. The Company offers a diverse range of products through its Equities division, as well as Broadpoint Securities, Inc., its mortgage-backed security/asset-backed security trading subsidiary, and FA Technology Ventures Corp., its venture capital division. The Company, a New York corporation, is traded on The Nasdaq Global Market, which we refer to as NASDAQ, under the symbol “BPSG”. The Company changed its symbol from “FACT” to “BPSG” effective November 12, 2007.
          Broadpoint Capital, Inc., formerly First Albany Capital Inc. (“Broadpoint Capital”), a wholly owned subsidiary of the Company, is an independent, institutional investment bank that provides advisory services, boutique sales and trading and serves the growing corporate middle market by providing clients with focused expertise and strategic, research-based, investment opportunities.
          Broadpoint Securities, Inc., formerly Descap Securities Inc. (“Broadpoint Securities”), a wholly owned subsidiary of the Company, is a specialized broker-dealer and boutique investment banking firm specializing in secondary trading of mortgage and asset-backed securities as well as the primary issuance of debt financing. The Company acquired Broadpoint Securities in May of 2004.
          FA Technology Ventures Corp. (“FATV”), a wholly owned subsidiary of the Company, manages FA Technology Ventures L.P. and certain other employee investment funds, providing management and guidance for portfolio companies, which are principally involved in the emerging growth sectors of information and energy technology.
          Broadpoint Capital Limited (“BCL”), a wholly owned subsidiary of the Company, formerly provided securities brokerage to institutional investors in the United Kingdom and Europe. Currently, the Company is not actively providing these services.
          Through its subsidiaries, the Company is a member of the New York Stock Exchange, Inc. (“NYSE”), the Financial Industry Regulatory Authority, Inc. (“FINRA”), the American Stock Exchange, Inc. (“ASE”), the Boston Stock Exchange, Inc. (“BSE”) and various other exchanges and are registered as a broker-dealer with the Securities and Exchange Commission (“SEC”).
          In March 2008, the Company and Broadpoint Capital completed the hiring of 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc. and the acquisition of certain related assets. The Company has formed a new Debt Capital Markets group with the employees that operates a comprehensive sales and trading platform that specializes in high yield, distressed, investment grade corporate, treasury, government agency, convertible bond, and equity securities.
          Our business strategy includes growth through acquisitions of businesses and assets, as well as through hiring high quality professionals, to add to existing business lines or create new ones. We routinely review our ongoing operations and may divest ourselves of assets or business lines that are non-strategic or underperforming relative to alternative investments. For example, in March 2008 we hired 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc., and acquired related assets to establish a sales and marketing platform specializing in high yield, distressed, investment grade corporate, treasury, government agency, convertible bond and equity securities. In February 2008, we established a recapitalization and restructuring group within our Equity division through the hiring of 10 individuals. In September 2007, we sold our Municipal Capital Markets business to a wholly owned subsidiary of DEPFA BANK plc. We routinely engage in discussions with individuals and organizations regarding potential transactions and anticipate engaging in the future in additional such transactions, some of which may be material to us.
          Our principal executive offices are located at One Penn Plaza, New York, New York 10119. Our telephone number at that address is (212) 273-7100. Our website is www.broadpointsecurities.com. Information contained on our website is not part of, and is not incorporated into, this prospectus. Our filings with the SEC are available without charge on our website as soon as reasonably practicable after filing.
RISK FACTORS
     An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors described below as they may be updated from time to time by annual, quarterly and other reports and documents we file with the SEC and that are incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.
Company Risks
          We have incurred losses in recent periods and may incur losses in the future. We have incurred losses in recent periods. We recorded a net loss of $19.5 million for the year ended December 31, 2007 and a net loss of $44.0 million for the year ended December 31, 2006. We have experienced declines in revenues generated by our key segments, including equities sales and trading, equity investment banking and fixed income. We may incur losses and further declines in revenue in future periods. If we continue to incur losses and we are unable to raise funds to finance those losses, they could have a significant effect on our liquidity as well as our ability to operate.
          In addition, we may incur significant expenses if we expand our underwriting and trading businesses or engage in strategic acquisitions and investments. Accordingly, we will need to increase our revenues at a rate greater than our expenses to achieve and maintain profitability. If our revenues do not increase sufficiently, or we are unable to manage our expenses, we will not achieve and maintain profitability in future periods.
          We are a holding company and depend on payments from our subsidiaries. We depend on dividends, distributions and other payments from our subsidiaries to fund our obligations. Regulatory and other legal restrictions may limit our ability to transfer funds freely, either to or from our subsidiaries. In particular, our broker-dealer subsidiaries are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogether in certain circumstances. These laws and regulations may hinder our ability to access funds that we may need to make payments on our obligations. In addition, because our interests in the firm’s subsidiaries consist of equity interests, our rights may be subordinated to the claims of the creditors of these subsidiaries.
          Our ability to hire and retain our senior professionals is critical to the success of our business. In order to operate our business successfully, we rely heavily on our senior professionals. Their personal reputation, judgment, business generation capabilities and project execution skills are a critical element in obtaining and executing client engagements. We encounter intense competition for qualified employees from other companies in the investment banking industry as well as from businesses outside the investment banking industry, such as hedge funds, private equity funds and venture capital funds. In the past, we have lost investment banking, brokerage, research, and senior professionals. We could lose more in the future. Any loss of professionals, particularly key senior professionals or groups of related professionals, could impair our ability to secure or successfully complete engagements, materially and adversely affect our revenues and make it more difficult to return to profitability. In the future, we may need to hire additional personnel. At that time, there could be a shortage of qualified and, in some cases, licensed personnel whom we could hire. This could hinder our ability to expand or cause a backlog in our ability to conduct our business, including the handling of investment banking transactions and the processing of brokerage orders. These personnel challenges could harm our business, financial condition and operating results.
          Limitations on our access to capital could impair our liquidity and our ability to conduct our businesses. Liquidity, or ready access to funds, is essential to financial services firms. Failures of financial institutions have often been attributable in large part to insufficient liquidity. Liquidity is of particular importance to our trading business and perceived liquidity issues may affect our clients and counterparties’ willingness to engage in brokerage transactions with us. Our liquidity could be impaired due to circumstances that we may be unable to control, such as a general market disruption or an operational problem that affects our trading clients, third parties or us. Further, our ability to sell assets may be impaired if other market participants are seeking to sell similar assets at the same time.
          We rely on short-term bank loans and similar debt facilities to finance our operations generally and to maintain our margin requirements with Ridge and Pershing in particular. Our ability to continue to access these and other forms of capital could be impaired due to circumstances beyond our control such as market disruptions or dislocations. Any such events could have a material adverse effect on our ability to fund our operations and operate our business.
          In order to obtain funding for other aspects of our business, we may seek to raise capital through issuance and sale of our common stock or the incurrence of additional debt. The sale of equity, or securities convertible into equity, would result in dilution to our stockholders. The incurrence of debt may subject us to covenants restricting our business activities. Additional funding may not be available to us on acceptable terms, or at all.
          Our venture capital business and investment portfolio may also create liquidity risk due to increased levels of investments in high-risk, illiquid assets. We have made substantial principal investments in our private equity funds and may make additional investments in future funds, which are typically made in securities that are not publicly traded. There is a significant risk that we may be unable to realize our investment objectives by sale or other disposition at attractive prices or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from changes in the financial condition or prospects of the portfolio companies in which investments are made, changes in national or international economic conditions or changes in laws, regulations, fiscal policies or political conditions of countries in which investments are made. It takes a substantial period of time to identify attractive investment opportunities and then to realize the cash value of our investments through resale. Even if a private equity investment proves to be profitable, it may be several years or longer before any profits can be realized in cash. At December 31, 2007, $16.9 million of our total assets consisted of relatively illiquid private equity investments. See Note 6 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference.
          Capital requirements may impede our ability to conduct our business. Broadpoint Capital and Broadpoint Securities, our broker-dealer subsidiaries, are subject to the net capital requirements of the SEC and various self-regulatory organizations of which they are members. These requirements typically specify the minimum level of net capital a broker-dealer must maintain and also mandate that a significant part of its assets be kept in relatively liquid form. Any failure to comply with these net capital requirements could impair our ability to conduct our core business as a brokerage firm.

          Pricing and other competitive pressures may impair the revenues and profitability of our brokerage business. In recent years, we have experienced significant pricing pressures on trading margins and commissions in debt and equity trading. In the fixed income market, regulatory requirements have resulted in greater price transparency, leading to increased price competition and decreased trading margins. In the equity market, we have experienced increased pricing pressure from institutional clients to reduce commissions, and this pressure has been augmented by the increased use of electronic, algorithmic and direct market access trading, which has created additional competitive downward pressure on trading margins. The trend toward using alternative trading systems is continuing to grow, which may result in decreased commission and trading revenue, reduce our participation in the trading markets and our ability to access market information, and lead to the creation of new and stronger competitors. As a result of pressure from institutional clients to alter “soft dollar” practices and SEC rulemaking in the soft dollar area, some institutions are entering into arrangements that separate (or “unbundle”) payments for research products or services from sales commissions. These arrangements, both in the form of lower commission rates and commission sharing agreements, have increased the competitive pressures on sales commissions and have affected the value our clients place on high-quality research. Beginning in June 2006, one of our largest institutional brokerage clients in terms of commission revenue, Fidelity Management and Research Company, began to separate payments for research services and services for sales commissions for brokerage services, instead of compensating research services through sales commissions. Additional pressure on sales and trading revenue may impair the profitability of our brokerage business. Moreover, our inability to reach agreement regarding the terms of unbundling arrangements with institutional clients who are actively seeking such arrangements could result in the loss of those clients, which would likely reduce our institutional commissions. We believe that price competition and pricing pressures in these and other areas will continue as institutional investors continue to reduce the amounts they are willing to pay, including reducing the number of brokerage firms they use, and some of our competitors seek to obtain market share by reducing fees, commissions or margins.
          We focus principally on specific sectors of the economy, and a deterioration in the business environment in these sectors generally or decline in the market for securities of companies within these sectors could materially and adversely affect our businesses. For example, our equity business focuses principally on the healthcare, energy and technology sectors of the economy. Therefore, volatility in the business environment in these sectors generally, or in the market for securities of companies within these sectors particularly, could substantially affect our financial results and the market value of our common stock. The market for securities in each of our target sectors may also be subject to industry-specific risks. Underwriting transactions, strategic advisory engagements and related trading activities in our target sectors represent a significant portion of our businesses. This concentration exposes us to the risk of substantial declines in revenues in the event of downturns in these sectors of the economy and any future downturns in our target sectors could materially and adversely affect our business and results of operations.
          Markets may experience periods of high volatility. Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity, such as the asset price deterioration in the subprime residential mortgage market. Higher interest rates during the first half of 2007, falling property prices throughout the year and a significant increase in the number of subprime mortgages originated in 2005 and 2006 contributed to dramatic increases in mortgage delinquencies and defaults in 2007 and anticipated future delinquencies among higher-risk, or subprime, borrowers in the United States. The widespread dispersion of credit risk related to mortgage delinquencies and defaults through the securitization of mortgage-backed securities, sales of collateralized debt obligations and the creation of structured investment vehicles and the unclear impact on large banks of mortgage-backed securities, caused banks to reduce their loans to each other or make them at higher interest rates. During the second half of 2007, the economic impact of these problems spread and disrupted the broader financial markets. The combination of these events caused a large number of mortgage lenders and some hedge funds to shut down or file for bankruptcy. These continued conditions could result in additional significant write-downs at many financial institutions and could have a material adverse effect on the broader financial markets. Financial institutions have entered into large numbers of credit default swaps with counterparties to hedge credit risk. As a result of the credit crises and the increasingly large numbers of credit defaults, there is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a significant number of counterparties or a counterparty that holds a significant amount of credit default swaps could have a material adverse effect on the broader financial markets. It is difficult to predict how long these conditions will continue, whether they will continue to deteriorate and whether our markets, products and businesses will be adversely affected. As a result, these conditions could adversely affect our financial condition and results of operations.
          Increase in capital commitments in our trading, underwriting and other businesses increases the potential for significant losses. The trend in capital markets is toward larger and more frequent commitments of capital by financial services firms in many of their activities. For example, in order to win business, investment banks are increasingly committing to purchase large blocks of stock from publicly-traded issuers or their significant shareholders, instead of the more traditional marketed underwriting process, in which marketing was typically completed before an investment bank committed to purchase securities for resale. As a result, we may be subject to increased risk as we commit greater amounts of capital to facilitate primarily client-driven business. Furthermore, we may suffer losses even when economic and market conditions are generally favorable for others in the industry.
          We may enter into transactions in which we commit our own capital as part of our trading business. The number and size of these transactions may materially affect our results of operations in a given period. We may also incur significant losses from our trading activities due to market fluctuations and volatility from quarter to quarter. We maintain trading positions in the fixed income and equity markets to facilitate client-trading activities. To the extent that we own security positions, in any of those markets, a downturn in the value of those securities or in those markets could result in losses from a decline in value. Conversely, to the extent that we have sold securities we do not own in any of those markets, an upturn in those markets could expose us to potentially unlimited losses as we attempt to acquire the securities in a rising market.
          Our principal trading and investments expose us to risk of loss. A significant portion of our revenues is derived from trading in which we act as principal. Although the majority of our principal trading is “riskless principal” in nature, we may incur trading losses relating to the purchase, sale or short sale of corporate and asset-backed fixed income securities and equity securities for our own account and from other principal trading. In any period, we may experience losses as a result of price declines, lack of trading volume, and illiquidity. From time to time, we may engage in a large block trade in a single security or maintain large position concentrations in a single security, securities of a single issuer, or securities of issuers engaged in a specific industry. In general, any downward price movement in these securities could result in a reduction of our revenues and profits.
          In addition, we may engage in hedging transactions and strategies that may not properly mitigate losses in our principal positions. If the transactions and strategies are not successful, we could suffer significant losses.
          Our financial results may fluctuate substantially from period to period, which may impact our stock price. We have experienced, and expect to experience in the future, significant periodic variations in our revenues and results of operations. These variations may be attributed in part to fluctuations in the value of our investment portfolio and the fact that our investment banking revenues are typically earned upon the successful completion of a transaction, the timing of which is uncertain and beyond our control. In most cases, we receive little or no payment for investment banking engagements that do not result in the successful completion of a transaction. We may nevertheless incur significant direct and indirect expenses in connection with such transactions. As a result, our business is highly dependent on market conditions as well as the decisions and actions of our clients and interested third parties. If the parties fail to complete a transaction on which we are advising or an offering in which we are participating, we will earn little or no revenue from the transaction. This risk may be intensified by our focus on growth companies in the healthcare, energy and technology sectors and mortgage asset backed securities, as the market for these securities has experienced significant variations in the number and size of offerings as well as the after-market trading volume and prices of newly issued securities. Recently, more companies initiating the process of an initial public offering are simultaneously exploring merger and acquisition exit opportunities. If we are not engaged as a strategic advisor in any such dual-tracked process, our investment banking revenues would be adversely affected in the event that an initial public offering is not consummated. In addition, our investments in our private equity funds are adjusted for accounting purposes to fair value at the end of each quarter and our share of these gains or losses will affect our revenues even when these market fluctuations have no cash impact, which could increase the volatility of our quarterly earnings.
          As a result, we are unlikely to achieve steady and predictable earnings on a quarterly basis, which could in turn adversely affect our stock price. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference.
          If we violate the listing requirements of The Nasdaq Global Market, our common stock may be delisted. To maintain our listing on The Nasdaq Global Market, we must meet certain financial and liquidity criteria. One of these criteria requires that we maintain a minimum bid price per share of $1.00. We currently meet the listing standards for continued listing on The Nasdaq Global Market. The last reported sale price of our common stock on March 31, 2008 was $1.84 per share. The market price of our common stock has been and may continue to be subject to significant fluctuation as a result of periodic variations in our revenues and results of operations. If we violate The Nasdaq Global Market listing requirements, we may be delisted.
          We face strong competition from larger firms. The brokerage and investment banking industries are intensely competitive and we expect them to remain so. We compete on the basis of a number of factors, including client relationships, reputation, the abilities of our professionals, market focus and the relative quality and price of our services and products. We have experienced intense price competition in some of our businesses, in particular discounts in large block trades and trading commissions and spreads. In addition, pricing and other competitive pressures in investment banking, including the trends toward multiple book runners, co-managers and multiple financial advisors handling transactions, have continued and could adversely affect our revenues. We believe we may experience competitive pressures in these and other areas in the future, as some of our competitors seek to obtain market share by competing on the basis of price.
          Many of our competitors in the brokerage and investment banking industries have a broader range of products and services, greater financial and marketing resources, larger customer bases, greater name recognition, more professionals to serve their clients’ needs, greater global reach and more established relationships with clients than we have. These larger and better-capitalized competitors may be better able to respond to changes in the brokerage and investment banking industries, to compete for skilled professionals, to finance acquisitions, to fund internal growth and to compete for market share generally.
          The scale of our competitors has increased in recent years as a result of substantial consolidation among companies in the brokerage and investment banking industries. In addition, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired underwriting or financial advisory practices and broker-dealers or have merged with other financial institutions. These firms have the ability to offer a wider range of products than we do, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services in an effort to gain market share, which has resulted, and could further result, in pricing pressure in our businesses. In particular, the ability to provide financing has become an important advantage for some of our larger competitors and, because we do not provide such financing, we may be unable to compete as effectively for clients in a significant part of the brokerage and investment banking market. Additionally, these broader, more robust investment banking and financial services platforms may be more appealing to investment banking professionals than our business, making it more difficult for us to attract new employees and retain those we have.

          If we are unable to compete effectively with our competitors, our business, financial condition and results of operations will be adversely affected.
          Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk. Our risk management strategies and techniques may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.
          We are exposed to the risk that third parties that owe us money, securities or other assets will not perform on their obligations. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, operational failure, breach of contract or other reasons. We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. Broadpoint Capital, which currently self-clears a portion of its business, finances certain customer positions and could be held responsible for the defaults or misconduct of our customers. Although we regularly review credit exposures to specific clients and counterparties and to specific industries and regions that we believe may present credit concerns, default risk may arise from events or circumstances that are difficult to detect or foresee. In addition, concerns about, or a default by, one institution could lead to significant liquidity problems, losses or defaults by other institutions, which in turn could adversely affect us. If any of the variety of instruments, processes and strategies we utilize to manage our exposure to various types of risk are not effective, we may incur losses.
          Our operations and infrastructure may malfunction or fail. Our businesses are highly dependent on our ability to process, on a daily basis, a large number of transactions across diverse markets, and the transactions we process have become increasingly complex. Our financial, accounting or other data processing systems may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more of our buildings. The inability of our systems to accommodate an increasing volume of transactions could also constrain our ability to expand our businesses. If any of these systems do not operate properly or are disabled or if there are other shortcomings or failures in our internal processes, people or systems, we could suffer an impairment to our liquidity, financial loss, a disruption of our businesses, liability to clients, regulatory intervention or reputational damage.
          We also face the risk of operational failure or termination of any of the clearing agents, exchanges, clearing houses or other financial intermediaries we use to facilitate our securities transactions. Any such failure or termination could adversely affect our ability to execute transactions and to manage our exposure to risk.
          We are subject to risks associated with the outsourcing of certain functions and the relocation of our administrative function to New York City, both of which could adversely affect our businesses. Despite the transition plans we have in place, our ability to conduct business may be adversely affected by the transition of our administrative functions from Albany to New York City and the outsourcing of certain other functions.
          In addition, our ability to conduct business may be adversely impacted by a disruption in the infrastructure that supports our businesses and the communities in which we are located. This may include a disruption involving electrical, communications, transportation or other services used by us or third parties with which we conduct business, whether due to fire, other natural disaster, power or communications failure, act of terrorism or war or otherwise. Nearly all of our employees in our primary locations, including New York City, Albany, Roseland, San Francisco and Boston, work in close proximity to each other. If a disruption occurs in one location and our employees in that location are unable to communicate with or travel to other locations, our ability to service and interact with our clients may suffer and we may not be able to implement successfully contingency plans that depend on communication or travel.
          Our operations also rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize our or our clients’ or our counterparties’ confidential and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, our clients’, our counterparties’ or third parties’ operations. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance maintained by us.
          To be successful, we must profitably expand our business operations. We face numerous risks and uncertainties as we seek to expand. We seek the growth in our business primarily from internal expansion and through acquisitions and strategic partnering. If we are successful in expanding our business, there can be no assurance that our financial controls, the level and knowledge of our personnel, our operational abilities, our legal and compliance controls and our other corporate support systems will be adequate to manage our business and our growth. The ineffectiveness of any of these controls or systems could adversely affect our business and prospects.
          We may be unable to fully capture the expected value from acquisitions in investments and personnel. We currently expect to grow through acquisitions and through strategic investments as well as through internal expansion. To the extent we make acquisitions or enter into combinations, we face numerous risks and uncertainties combining or integrating the relevant businesses and systems, including the need to combine accounting and data processing systems and management controls and to integrate relationships with clients and business partners. In addition, acquisitions may involve the issuance of additional shares of our common stock, which may dilute our shareholders’ ownership of our firm. Furthermore, acquisitions could entail a number of risks including problems with the effective integration of operations, inability to maintain key pre-acquisition business relationships, increased operating costs, exposure to unanticipated liabilities and difficulties in realizing projected efficiencies, synergies and cost savings. There is no assurance that any of our recent acquisitions or any business we acquire in the future will be successfully integrated and result in all of the positive benefits anticipated. If we are not able to integrate successfully our past and future acquisitions, there is a risk that our results of operations may be materially and adversely affected. Finally, expansions or acquisitions have required and may in the future requires significant managerial attentions, which may be diverted from our other operations. These capital, equity and managerial commitments may impair the operation of our businesses.
          Because MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”), controls a majority of the voting power of our common stock, investors will not be able to affect the outcome of any shareholder vote. As of March 4, 2008, MatlinPatterson controlled approximately 64% of the voting power of our common stock. For as long as MatlinPatterson beneficially owns more than 50% of the outstanding shares of our common stock, it will be able to direct the election of all of the members of our board of directors, call a special meeting of shareholders at which our directors may be removed with or without cause and determine the outcome of most matters submitted to a vote of our shareholders, including matters involving mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional shares of common stock or other equity securities and the payment of dividends on common stock. MatlinPatterson currently has and will have the power to prevent or cause a change in control, and could take other actions that might be favorable to MatlinPatterson but not to our other shareholders.
          Because MatlinPatterson beneficially owns a majority of the outstanding shares of our common stock, we are a “controlled company” within the meaning of the Nasdaq Marketplace Rules and, as a result, we are not subject to all of the Nasdaq corporate governance requirements. Because MatlinPatterson controls more than 50% of the voting power of our common stock, we are a “controlled company” within the meaning of the Nasdaq Marketplace Rules. Under the Nasdaq Marketplace Rules, a controlled company may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors. Because we have taken advantage of the controlled company exemption to certain Nasdaq corporate governance requirements, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.
          Future sales or anticipated future sales of our common stock in the public market, by us, by MatlinPatterson or by others, could cause our stock price to decline. The sale by us of a significant number of shares of our common stock, or the perception that such future sales could occur, could materially and adversely affect the market price of our common stock. In addition, the sale or anticipated future sale of a significant number of shares of our common stock in the open market by MatlinPatterson or others, whether pursuant to a resale prospectus or pursuant to Rule 144, promulgated under the Securities Act, may also have a material adverse effect on the market price of our common stock. Any such decline in our stock price could impair our ability to raise capital in the future through the sale of additional equity securities at a price we deem appropriate.
          The price of our common stock has been and is likely to continue to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you purchased them. The market price of our common stock has historically been highly volatile. The market price of our common stock is likely to continue to be highly volatile in the future and could be subject to wide fluctuations in response to company-specific and industry-wide factors and events as well as general economic and market conditions. Due to this volatility, you may be unable to resell your shares of our common stock at or above your purchase price.
Risks Related to Our Industry
          Difficult market conditions could adversely affect our business in many ways. Our businesses are materially affected by conditions in the financial markets and economic conditions generally, both in the U.S and elsewhere around the world. Difficult market and economic conditions and geopolitical uncertainties have in the past adversely affected and may in the future adversely affect our business and profitability in many ways. In the event of a market downturn, our businesses could be adversely affected in many ways, including those described below. Weakness in equity markets and diminished trading volume of securities could adversely impact our sales and trading business, from which we have historically generated a significant portion of our revenues. Industry-wide declines in the size and number of underwritings and mergers and acquisitions also would likely have an adverse effect on our revenues. In addition, reductions in the trading prices for equity securities also tend to reduce the dollar value of investment banking transactions, such as underwriting and mergers and acquisitions transactions, which in turn may reduce the fees we earn from these transactions. Our revenues are likely to decline in such circumstances and, if we were unable to reduce expenses at the same pace, our profit margin would erode. In addition, in the event of extreme market events, such as the global credit crisis, we could incur substantial risk of loss due to market volatility.
          Financial services firms have been subject to increased scrutiny and enforcement activity over the last several years, increasing the risk of financial liability and reputational harm resulting from adverse regulatory actions. Firms in the financial services industry have been operating in a difficult regulatory environment. The industry has experienced increased scrutiny and enforcement activity from a variety of regulators, including the SEC, FINRA (formerly NASD), NASDAQ, the state securities commission and state attorneys general. Penalties and fines sought by regulatory authorities have increased substantially over the last several years. This regulatory and enforcement environment has created uncertainty with respect to a number of transactions that had historically been entered into by financial services firms and that were generally believed to be permissible and appropriate. We may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. We also may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Among other things, we could be fined, prohibited from engaging in some of our business activities or subject to limitations or conditions on our business activities. Substantial legal liability or significant regulatory action against us could have material adverse financial effects or cause significant reputational harm to us, which could seriously harm our business prospects.

          In addition, financial services firms are subject to numerous conflicts of interests or perceived conflicts. The SEC and other federal and state regulators have increased their scrutiny of potential conflicts of interest. We have adopted various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with conflicts of interest. Our policies and procedures to address or limit actual or perceived conflicts may also result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation.
          Extensive regulation of public companies in the U.S. could reduce our revenue and otherwise adversely affect our business. Highly-publicized financial scandals in recent years have led to investor concerns over the integrity of the U.S. financial markets, and have prompted Congress, the SEC, the NYSE and NASDAQ to significantly expand corporate governance and public disclosure requirements. To the extent that private companies, in order to avoid becoming subject to these new requirements, decide to forgo initial public offerings, or list their securities instead on non-U.S. securities exchanges, our equity underwriting business may be adversely affected. In addition, provisions of the Sarbanes-Oxley Act of 2002 and the corporate governance rules imposed by self-regulatory organizations have diverted many companies’ attention away from capital market transactions, including securities offerings and acquisition and disposition transactions. In particular, companies that are or are planning to be public are incurring significant expenses in complying with the SEC and accounting standards relating to internal control over financial reporting, and companies that disclose material weaknesses in such controls under the new standards may have greater difficulty accessing the capital markets. These factors, in addition to adopted or proposed accounting and disclosure changes, may have an adverse effect on our business.
          Our business is subject to significant credit risk. In the normal course of our businesses, we are involved in the execution, settlement and financing of various customer and principal securities and commodities transactions. These activities are transacted on a cash, margin or delivery-versus-payment basis and are subject to the risk of counterparty or customer nonperformance. Although transactions are generally collateralized by the underlying security or other securities, we still face the risks associated with changes in the market value of the collateral through settlement date or during the time when margin is extended. We may also incur credit risk in our derivative transactions to the extent such transactions result in uncollateralized credit exposure to our counterparties. We seek to control the risk associated with these transactions by establishing and monitoring credit limits and by monitoring collateral and transaction levels daily. We may require counterparties to deposit additional collateral or return collateral pledged. In the case of aged securities failed to receive, we may, under industry regulations, purchase the underlying securities in the market and seek reimbursement for any losses from the counterparty.
          Our exposure to legal liability is significant, and damages that we may be required to pay and the reputational harm that could result from legal action against us could materially adversely affect our businesses. We face significant legal risks in our businesses and, in recent years, the volume of claims and amount of damages sought in litigation and regulatory proceedings against financial institutions have been increasing. These risks include potential liability under securities or other laws for materially false or misleading statements made in connection with securities offerings and other transactions, potential liability for “fairness opinions” and other advice we provide to participants in strategic transactions and disputes over the terms and conditions of trading arrangements. We are also subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time.
          As a brokerage and investment banking firm, we depend to a large extent on our reputation for integrity and high-caliber professional services to attract and retain clients. As a result, if a client is not satisfied with our services, it may be more damaging in our business than in other businesses. Moreover, our role as managing underwriter to our clients on important underwritings or as advisor for mergers and acquisitions and other transactions involves complex analysis and the exercise of professional judgment, including rendering “fairness opinions” in connection with mergers and other transactions. Therefore, our activities may subject us to the risk of significant legal liabilities to our clients and aggrieved third parties, including shareholders of our clients who could bring securities class actions against us. Our investment banking engagements typically include broad indemnities from our clients and provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. As a result, we may incur significant legal and other expenses in defending against litigation and may be required to pay substantial damages for settlements and adverse judgments. Substantial legal liability or significant regulatory action against us could have a material adverse effect on our results of operations or cause significant reputational harm to us, which could seriously harm our business and prospects.
          We are subject to claims and litigations in the ordinary course of our business. For information regarding certain pending claims see Part I — Item 3 — Legal Proceedings in our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference.
          Employee misconduct could harm us and is difficult to detect and deter. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur at our Company. For example, misconduct by employees could involve the improper use or disclosure of confidential information, which could result in regulatory sanctions and serious reputational or financial harm. It is not always possible to deter employee misconduct and the precautions we take to detect and prevent this activity may not be effective in all cases, and we may suffer significant reputational harm for any misconduct by our employees.
USE OF PROCEEDS
          We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. Except as described below under “Selling Stockholders,” we will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

SELLING STOCKHOLDERS
          On March 4, 2008 we entered into a stock purchase agreement with MatlinPatterson FA Acquisition LLC, Mast Credit Opportunities I Master Fund Limited, which we call Mast, and certain individual investors for the issuance and sale of 11,579,592 newly issued shares of our common stock. This transaction was effected as a private placement exempt from the registration requirements of the Securities Act, in reliance upon Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The shares in the private placement transaction, which we refer to as the Private Placement, were offered and sold only to “accredited investors,” as defined in Regulation D under the Securities Act who represented their intentions to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof. Concurrently with the execution of the stock purchase agreement, we entered into a registration rights agreement with Mast with respect to the 7,058,824 shares of common stock that Mast purchased in the Private Placement.
     This prospectus covers the offer and sale by Mast and certain transferees from Mast, each of which we refer to individually as a selling securities holder and collectively as the selling security holders, of up to the total number of shares of common stock purchased by Mast in the Private Placement, in accordance with our obligations under the registration rights agreement. We have agreed to keep the registration statement effective until the earlier of (i) the first date as of which all of the shares of common stock are eligible to be sold without any restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the first date as of which all of the shares of common stock offered hereby are sold. The selling stockholders may sell all, some or none of the shares covered by this prospectus. See “Plan of Distribution.”
     Mast has not had any position, office or material relationship with us within the past three years.
     Because Mast may sell all, some or none of the shares of common stock beneficially owned by it, we cannot estimate the number of shares of common stock that will be beneficially owned by Mast after this offering. The column showing the number of shares owned after the offering assumes that Mast will sell all of the securities offered by this prospectus. In addition, Mast may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided ownership information to us, all or a portion of the shares of common stock beneficially owned by it in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.”
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.
     The following table shows information, as of March 12, 2008, with respect to Mast and the shares of our common stock beneficially owned by Mast that may be offered under this prospectus. The information is based on information provided by or on behalf of Mast. Information concerning Mast may change from time to time, and any changed information will be set forth in supplements to this prospectus if and when required.

Maximum
	Number of	Number of
	Shares of	Shares that
	Common	may be	Shares Beneficially
	Stock	Sold Pursuant	Owned After Offering
	Owned Prior	to this	Number of	Percentage
Name	to the Offering	Prospectus	Shares	of Class
Mast Credit Opportunities 1 Master Fund Limited	7,058,824	7,058,824	0	0%

PLAN OF DISTRIBUTION
     The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling securities received as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus, may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holders may sell the securities by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any selling security holder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling security holders may also transfer the securities by gift. We do not know of any arrangements by the selling security holders for the sale of any of the securities.
     The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling security holders may also sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.
     From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the securities offered under this prospectus may be used to cover short sales.
          To the extent required under the Securities Act of 1933, the aggregate amount of selling security holders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling security holder and/or purchasers of selling security holders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
          The selling security holders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
          A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
          The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
          We have agreed to indemnify in certain circumstances the selling security holders of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling security holders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

          The securities offered hereby were originally issued to Mast pursuant to an exemption from the registration requirements of the Securities Act of 1933. We have agreed to pay all expenses in connection with this offering, not including underwriting discounts, concessions, commissions or fees of the selling security holders or any fees and expenses of counsel or other advisors to the selling security holders, provided that we have agreed to reimburse Mast for the reasonable fees and expenses of its counsel, not to exceed $5,000 in the aggregate, incurred in connection with the review of registration statements filed pursuant to the registration rights agreement. The registration rights agreement permits us to suspend the use of this prospectus in connection with sales of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the SEC and similar events.
          We will not receive any proceeds from sales of any securities by the selling security holders.
          We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS
     The validity of the shares of common stock offered under this prospectus will be passed upon for us by Dewey & LeBoeuf LLP, New York, New York.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We are filing this prospectus as part of a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 000-14140. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at:
100 F Street, N.E.
Washington, D.C. 20549
     You may obtain information on the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC, and these filings are available from the SEC’s Internet site at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically. Our shares of common stock are listed on The Nasdaq Global Market under the symbol “BPSG.” You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Information about us, including our SEC filings, is also available on our website at http://www.broadpointsecurities.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and the information that we file at a later date with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information that is not deemed filed under the Exchange Act) prior to the termination of this offering:
•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 28, 2008 (File no. 000-14140).

•	Our Current Reports on Form 8-K filed on January 17, 2008, January 30, 2008, February 22, 2008, March 3, 2008, March 6, 2008 and March 14, 2008. (File no. 000-14140).

•	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on January 14, 1986, including any amendments or reports filed for the purpose of updating such description (File no. 000-14140).
     All filings that we make with the SEC pursuant to the Exchange Act filings referenced above (other than any information that is not deemed filed under the Exchange Act) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement shall be deemed to be incorporate by reference into this prospectus.
     We will provide a copy of the documents we incorporate by reference upon request, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following:
Broadpoint Securities Group, Inc.
One Penn Plaza
New York, New York 10119
Attention: Robert I. Turner
(212) 273-7100
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any date other than the date on the front of the relevant document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Broadpoint Securities Group, Inc. All of the amounts shown are estimated except the SEC registration fee.

SEC Registration fee	$486
Printing fee	1,000
Accounting fees and expense	17,500
Legal fees and expenses	25,000
Miscellaneous	1,014

Total	$45,000

Item 15. Indemnification of Directors and Officers.
          Under Section 6.07 of the Company’s Amended and Restated By-Laws, the Company is required to indemnify its directors and officers to the maximum extent permitted and in the manner prescribed by the Business Corporation Law of the State of New York (the “Business Corporation Law”) against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred, as a result of any such person being made, or threatened to be made, a party to or a witness in an action or proceeding (other than one by or in the right of the Company to procure judgment in its favor) by reason of the fact that he was a director or officer of the Company or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise. Section 6.07 of the Company’s Amended and Restated By-Laws requires that the Company pay in advance the expenses incurred by such indemnified directors and officers in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.
          The right of indemnification provided by Section 6.07 of the Company’s Amended and Restated By-Laws is in addition to, and not in limitation of, any rights of indemnification to which any director or officer of the Registrant is entitled under Sections 721 through 726 of the Business Corporation Law. Subject to the limitations set forth in Sections 721 through 726, the Business Corporation Law generally allows corporations to indemnify its directors and officers should those directors and officers be made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that they served as directors or officers of the corporation.
          Certain of the Company’s officers are also entitled to indemnification under their respective employment agreements. These officers’ employment agreements provide that the Company will, to the maximum extent permitted under applicable law and the Company’s By-Laws and consistent therewith, indemnify and hold such officer harmless against expenses and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of such officer’s employment by the Company.
          The Company has also purchased directors’ and officers’ liability insurance. The employment agreements of certain of the Company’s officers require that the Company cover such officers under directors’ and officers’ liability insurance both during and, while potential liability exists, after the term of employment, in the same amount and to the same extent as the Company covers its other directors and officers.

Item 16. Exhibits.
          A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings.
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, That
          (A) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 1, 2008.

BROADPOINT SECURITIES GROUP, INC.
By:	/s/ Lee Fensterstock
Lee Fensterstock
Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.
          Each person whose signature appears below hereby constitutes and appoints Lee Fensterstock and Robert I. Turner, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signatures	Title	Date

/s/ Lee Fensterstock	Chairman and Chief Executive Officer	April 1, 2008
Lee Fensterstock	(Principal Executive Officer)

/s/ Robert I. Turner	Chief Financial Officer	April 1, 2008
Robert I. Turner	(Principal Financial and Accounting Officer)

/s/ Peter J. McNierney	President and Director	April 1, 2008
Peter J. McNierney

/s/ Mark Patterson	Director	April 1, 2008
Mark Patterson

/s/ Christopher Pechock	Director	April 1, 2008
Christopher Pechock

/s/ Frank Plimpton	Director	April 1, 2008
Frank Plimpton

/s/ George McNamee	Director	April 1, 2008
George McNamee

/s/ Wade Nesmith	Director	April 1, 2008
Wade Nesmith

/s/ Dale Kutnick	Director	April 1, 2008
Dale Kutnick

/s/ Robert Yingling Robert Yingling	Director	April 1, 2008

EXHIBIT INDEX

Number	Description

4 .1(1)	Amended and Restated Certificate of Incorporation of Broadpoint Securities Group, Inc.

4 .2(2)	Certificate of Amendment of the Certificate of Incorporation of Broadpoint Securities Group, Inc.

4 .3(3)	Amended and Restated Bylaws of Broadpoint Securities Group, Inc.

4 .4(4)	Specimen Certificate of Common Stock

4 .5(5)	Form of Registration Rights Agreement(1)

5 .1	Opinion of Dewey & LeBoeuf LLP

23 .1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23 .4	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)

24 .1	Powers of Attorney (included in the signature page hereto)

(1) Incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended September 30, 2007 (File no. 000-14140).
(2) Incorporated by reference to Exhibit 3.1 to Form 8-K filed on December 28, 2007 (File no. 000-14140).
(3) Incorporated by reference to Exhibit 3.2 to Form 10-Q for the quarter ended September 30, 2007 (File no. 000-14140).
(4) Incorporated by reference to Exhibit 4 to Registration Statement No. 33-1353.
(5) Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 3, 2008.